Imprimis Pharmaceuticals Announces $16 Million Debt Facility with SWK Holdings

San Diego, CA – July 20, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today announced it has entered into a $16 million senior secured non-dilutive term loan agreement with SWK Funding LLC and its partners. SWK Funding LLC is a subsidiary of SWK Holdings Corporation, a healthcare focused investment firm. The company plans to use the proceeds to retire its existing $13 million term loan with an affiliate of Life Sciences Alternative Funding LLC, and provide additional working capital for its growing ophthalmic formulation pipeline.

The loan was fully funded at closing with a five-year term bearing interest, initially, at 12 percent per annum with interest-only payments for up to the first eighteen months (payable quarterly). The interest-only period may be adjusted based upon Imprimis meeting certain revenue requirements.

Winston Black, CEO of SWK Holdings stated, “We have enjoyed working with the Imprimis team during our extensive due diligence process and look forward to supporting the company as it continues to execute its growth strategy. Imprimis’ innovative ophthalmic formulations have significant opportunities in large markets and we believe in the company’s ability to achieve their vision of delivering innovative medicines to physicians and patients at affordable prices.”

Mark L. Baum, CEO of Imprimis, said, “We are pleased to partner with the SWK team, a firm renowned for its healthcare investing expertise, and appreciate their thorough understanding of our business and the confidence they have placed in our long-term growth potential. This debt facility provides us with a non-dilutive source of capital at favorable terms and we believe adequate working capital to enable us to reach expected profitability in the near term.”

WestCape Advisors, a division of KEMA Partners LLC, served as exclusive financial advisor to Imprimis in connection with the financing.

About SWK Holdings Corporation

SWK Holdings Corporation (SWKH.OB) is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information is available on the company’s website at www.swkhold.com.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, and New Jersey. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Jon Patton

jpatton@imprimispharma.com

858-704-4587